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                                     Exhibit 23.0

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15895, 333-16739, 333-17747, 333-19873) of
USCS International, Inc. of our report dated February 14, 1997 appearing on page 21 of this form 10-K.

/s/ PRICE WATERHOUSE LLP
------------------------
    PRICE WATERHOUSE LLP


Sacramento, California
March 21, 1997